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                                                                    Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-10487) pertaining to the 1995 Stock Option Plan and the 1996 Director Option Plan of Metal Management, Inc. and in the Registration Statement (Form S-3 No. 333-07581) and related Prospectus of Metal Management, Inc. for the registration of 300,000 shares of its common stock of our report dated February 28, 1997 (except Note 8, as to which the date is June 23, 1997) with respect to the financial statements of The Isaac Corporation and of our report dated February 28, 1997 (except Note 9, as to which the date is June 23, 1997) with respect to the financial statements of Ferrex Trading Corporation, included as Exhibits 99.1 and 99.2 in Metal Management, Inc.'s Current Report on Form 8-K dated July 8, 1997, filed with the Securities and Exchange Commission.


                                                             ERNST & YOUNG LLP

Toledo, Ohio
July 8, 1997